Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Alfred S. (Stephen) John to join Westell Technologies as President and CEO

AURORA, IL, May 9, 2018 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced that its Board of Directors has chosen Alfred S. (Stephen) John as the Company’s new President and CEO, effective May 21, 2018. Stephen succeeds interim President and CEO Kirk Brannock, who will retain the role of Chairman of the Board of Directors.

Stephen has more than twenty-five years of experience in executive leadership, new business development, and sales management. He comes to Westell from Rise Broadband, a provider of fixed wireless services, where he served as Executive Vice President of Technology and Operations, responsible for strategic technology and product development. Prior to that, Stephen was Senior Vice President and Chief Revenue Officer at UNSi Inc., a business Internet provider, where he was responsible for developing and executing an M&A strategy that doubled revenue while significantly improving profitability. Stephen also served as President and CEO of Cheetah Technologies and American Broadband, and was previously in senior management roles at Charter Business Networks and Charter Communications.

“We are delighted to have Stephen as our CEO. Following an extensive review of candidates, it was clear that Stephen’s successful track record and relationships within the industry and service-provider community make him an ideal choice to lead Westell as we work to expand and profitably grow the business,” said Brannock.

“It’s a time of tremendous opportunity in the industry, and I am excited to be taking on this new role,” said John. “With Westell’s strong brand and reputation for high-quality solutions, great customer relationships, and solid financial position and operating leverage in the business model, we expect to drive increased shareholder value.”

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About Westell Technologies

Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enables service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit westell.com.

Twitter - Company: @Westell_Tech

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Contact
Tom Minichiello
Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
Westell Technologies
630-375-4740
tminichiello@westell.com